UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2005

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-33267 (Commission File Number)	43-1723043 (I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Employment Agreement
Equity-Based Compensation Plan Management Stock Option Agreement
Press Release

Item 1.01 Entry Into a Material Definitive Agreement.
     The information provided below in the last three paragraphs of Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 11, 2005, the Board of Directors of Odyssey HealthCare, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that Robert A. Lefton has been appointed President and Chief Executive Officer of the Company and a member of the Company’s Board of Directors (the “Board”) effective October 11, 2005. Mr. Lefton succeeds Richard R. Burnham who is stepping down as President and Chief Executive Officer. Mr. Burnham will continue as Chairman of the Board of Directors of the Company. Mr. Lefton’s appointment to the Board fills a newly created Class I directorship position.
     Mr. Lefton is 48 years old and effective October 11, 2005, will hold the following offices with the Company: President, Chief Executive Officer and Class I Director (which term as a director expires at the annual meeting of the Company’s stockholders in 2008). Mr. Lefton joins Odyssey from Select Medical Corporation, a privately held operator of long-term acute care hospitals. Mr. Lefton served as Vice President of Select Medical from January 2005 until October 2005. In January 2005, Select Medical acquired SemperCare, Inc., a privately held operator of long-term acute care hospitals. Mr. Lefton co-founded SemperCare in March 1999 and served as President and Chief Executive Officer of SemperCare from March 1999 until its purchase by Select Medical. Prior to the formation of SemperCare, from November 1991 to March 1999, Mr. Lefton held several executive positions, including President and Chief Operating Officer, with Horizon Health Corporation, a publicly traded contract manager of clinical services for acute care hospitals and employers and an owner of behavioral healthcare facilities. Mr. Lefton was elected to the board of directors of Horizon Health in January 2003 and continues to serve in such capacity. Before his association with Horizon Health, Mr. Lefton held various executive positions with Affiliated Medical Enterprises, a privately held operator of acute care hospitals from May 1986 until November 1991. From May 1982 until May 1986, Mr. Lefton was with Republic Health Corporation, a publicly traded operator of acute care hospitals. While with Republic, Mr. Lefton served as a hospital administrator.
     The Company entered into an employment agreement with Mr. Lefton, a copy of which is attached hereto as Exhibit 10.1, effective October 11, 2005. The employment agreement expires on October 10, 2008, except that it will be renewed automatically for additional one-year periods unless thirty days prior written notice is given by either party in advance of any one-year period. Mr. Lefton’s annual base salary is $500,000 and is subject to annual review by the Board of Directors of the Company (the “Board”) and may be increased in the Board’s discretion. The employment agreement also provides for an annual bonus to be determined by the Board based on the Company achieving certain performance goals. In addition, the employment agreement provides that Mr. Lefton is entitled to a health club dues allowance of not less than $100 per month and is eligible to participate in all benefit programs for which senior executives are generally eligible. The employment agreement also provides that Mr. Lefton will receive an option to purchase 500,000 shares of the Company’s common stock, par value $.001 per share (the “Option”). The Option was granted on October 11, 2005 under the Company’s 2001 Equity-Based Compensation Plan. The Option was granted pursuant to a stock option agreement dated October 11, 2005 that provides, among other things, that the exercise price of the Option is $15.55 per share, and that the Option vests in four equal annual installments beginning on October 11, 2006. The stock option agreement pursuant to which the Option was granted is filed as an exhibit hereto and the description herein is qualified in its entirety by the agreement.
     Under his employment agreement, the Company may terminate Mr. Lefton’s employment for cause or without cause. If Mr. Lefton’s employment is terminated without cause, he resigns for good reason or the Company elects not to renew Mr. Lefton’s employment agreement,
•	he will be entitled to receive severance payments equal to his base salary, payable in bi-weekly installments in accordance with the Company’s regular payroll practice, until the second anniversary of his date of termination;

•	he will be entitled to receive his pro rata share of any annual bonus to which he would have been entitled through the date of termination, payable at such time as the Company pays other executives of the Company annual bonuses for the calendar year in which his date of termination occurs;

•	if he is entitled to coverage under the medical, prescription and dental portions of the Company’s welfare plans, he will be entitled to continuation of such coverage for him and his dependents until the later of the second anniversary of his date of termination or October 10, 2008; and

•	all vested stock options granted to Mr. Lefton shall remain exercisable for a period of at least one year following the date of his termination, except for incentive stock options which shall be exercisable for 90 days following the date of his termination.
     If within two years following a change in control Mr. Lefton is terminated without cause, resigns for good reason or the Company elects not to renew his employment agreement, he will be entitled to the same severance benefits as if he had been terminated without cause prior to a change in control. However, the amount of each bi-weekly severance payment shall be equal to 1/26th of the highest annual base salary that Mr. Lefton was entitled to during the two year period prior to his date of termination. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until the second anniversary of his date of termination.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Employment Agreement by and between Odyssey HealthCare, Inc. and Robert A. Lefton, dated October 11, 2005.

10.2	Odyssey HealthCare, Inc. Equity-Based Compensation Plan Management Stock Option Agreement by and between Odyssey HealthCare, Inc. and Robert A. Lefton, dated October 11, 2005.

99.1	Press release dated October 11, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.

Date: October 11, 2005	By:	/s/ Douglas B. Cannon

Douglas B. Cannon
Senior Vice President and Chief
Financial Officer